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                                                         EXHIBIT 10.15

                   FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
                           DATED DECEMBER 31, 1993


           This Agreement, made as of the 31st day of December, 1993 by and between George G. Raymond, Jr., an individual residing in Naples, Florida (hereinafter "Raymond") and The Raymond Corporation, a New York Corporation, with a principal place of business at Greene, New York (hereinafter the "Company");

           WHEREAS, Raymond and the Company are presently parties to an Employment Agreement dated May 15, 1985, Amendment to the Employment Agreement dated December 1, 1988, a Second Amendment to the
      Employment Agreement dated June 14, 1991, and a Third Amendment to the Employment Agreement dated December 31, 1992 (hereinafter collectively referred to as the "Employment Documents"); and

           WHEREAS, the Company wishes Raymond to continue as a consultant and advisor to the Company and as Chairman of the Board of Directors of the Company while performing delegated duties as a Company representative; and

           WHEREAS, Raymond and the Company wish to amend the existing Employment Documents to extend the term of Raymond's employment with the Company;

           NOW THEREFORE, in consideration of the mutual promises contained herein and in the Employment Documents, the parties agree to amend by modifying the language of the indicated paragraphs of the Employment Documents as follows:

           1. Unless changed or modified by written Amendment, all terms of the existing Employment Documents shall remain in full force and effect until the expiration of this term. The following paragraphs of this amendment are numbered and titled in accordance with the numbers and titles of the paragraphs of the Employment Documents to which it pertains, and all terms of such paragraphs shall continue to apply except as modified below.

           7. Termination. Except as may be provided, this Agreement may be terminated:
                (f) At the scheduled expiration date of December 31, 1994.

           12. Entire Agreement. The Employment Documents as hereby amended set forth the entire understanding of the parties with respect to the subject matter hereof. The Employment Documents as hereby amended cannot be modified or extended except by a writing signed by the parties hereto.

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           IN WITNESS WHEREOF, the parties have executed this Agreement as of 27th day of January, 1994.

                                                The Raymond Corporation

                                                 By  /s/ Ross K. Colquhoun
                                                 ---------------------------
                                                 Ross K. Colquhoun
                                                 President & CEO


                                                 /s/ George G. Raymond, Jr.
                                                 ---------------------------
                                                 George G. Raymond, Jr.

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